As filed with the Securities and Exchange Commission on November 3, 2006
                                                         Registration No. 333-
==============================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                 -------------------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                 -------------------------------------------

                             CELGENE CORPORATION
            (Exact name of Registrant as specified in its charter)

                 -------------------------------------------
        DELAWARE               86 Morris Avenue              22-2711928
     (State or other       Summit, New Jersey 07901       (I.R.S. Employer
     jurisdiction of            (908) 673-9000          Identification No.)
    incorporation or
      organization)

 (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                  Registrant's Principal Executive Offices)

                 -------------------------------------------
                                  SOL J. BARER
                             CHIEF EXECUTIVE OFFICER
                               CELGENE CORPORATION
                  86 MORRIS AVENUE, SUMMIT, NEW JERSEY 07901
                                 (908) 673-9000
          (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)

                 -------------------------------------------

                          COPIES OF COMMUNICATIONS TO:
                             Robert A. Cantone, Esq.
                               Proskauer Rose LLP
                  1585 Broadway, New York, New York 10036-8299
                                 (212) 969-3000

                 -------------------------------------------


      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time or at one time after the effective date of this Registration Statement as determined by the Registrant.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. |X|

      If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
 TITLE OF EACH CLASS OF       AMOUNT TO BE REGISTERED/ PROPOSED MAXIMUM OFFERING
   SECURITIES TO BE           PRICE PER UNIT/ PROPOSED MAXIMUM OFFERING PRICE/
      REGISTERED.                       AMOUNT OF REGISTRATION FEE

--------------------------------------------------------------------------------
Senior Debt Securities

--------------------------
Subordinated Debt                                      (1)
Securities

--------------------------
Common Stock, par
value $.01 per share

--------------------------------------------------------------------------------


(1) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee, except for $119,500 that has already been paid with respect to $500,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-75636 and were not sold thereunder.

PROSPECTUS

                               CELGENE CORPORATION

                                  COMMON STOCK
                             SENIOR DEBT SECURITIES
                          SUBORDINATED DEBT SECURITIES

                             -------------------

Celgene Corporation may offer to sell from time to time common stock and senior or subordinated debt securities separately or together. The debt securities may be convertible into or exercisable or exchangeable for our common stock. In addition, this prospectus may be used to offer securities for the account of persons other than us.

This prospectus describes some of the general terms that may apply to the offered securities. The specific terms and amounts of the offered securities will be fully described in supplements to this prospectus. Please read any prospectus supplements and this prospectus carefully before you invest.

                             -------------------

Our common stock is traded on the NASDAQ Global Select Market under the symbol "CELG." On November 2, 2006, the last reported sale price for our common stock on the NASDAQ Global Select Market was $51.08 per share.

                             -------------------

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 2.

                             -------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             -------------------

We or any selling security holder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

                        Prospectus dated November 3, 2006

                                TABLE OF CONTENTS

                                                                   PAGE

ABOUT THIS PROSPECTUS................................................1
PROSPECTUS SUMMARY...................................................2
RISK FACTORS.........................................................3
FORWARD-LOOKING STATEMENTS...........................................3
USE OF PROCEEDS......................................................4
RATIO OF EARNINGS TO FIXED CHARGES...................................5
DESCRIPTION OF CAPITAL STOCK.........................................6
DESCRIPTION OF DEBT SECURITIES.......................................8
PLAN OF DISTRIBUTION.................................................16
LEGAL MATTERS........................................................16
EXPERTS..............................................................16
WHERE YOU CAN FIND MORE INFORMATION..................................17
INCORPORATION BY REFERENCE...........................................18


                           ------------------------

                              ABOUT THIS PROSPECTUS

We have filed with the Securities and Exchange Commission, or the SEC, a "shelf" registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act") relating to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and any securities that may be offered by this prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations described below under the heading "Where You Can Find More Information."

You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any prospectus supplement, or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus and any prospectus supplement, unless otherwise indicated, the terms "Celgene," "we," "us" and "our" refer and relate to Celgene Corporation and its consolidated subsidiaries.

                               PROSPECTUS SUMMARY

                               CELGENE CORPORATION

We are a multi-national biopharmaceutical company primarily engaged in the discovery, development and commercialization of innovative therapies designed to treat cancer and immune-inflammatory related diseases. Our primary commercial products are: REVLIMID(R) (lenalidomide), which was approved by the U.S. Food and Drug Administration, or FDA, in December 2005 for treatment of patients with transfusion-dependent anemia due to Low- or Intermediate-1-risk myelodysplastic syndromes (MDS) associated with a deletion 5q cytogenetic abnormality with or without additional cytogenetic abnormalities and in June 2006 for treatment in combination with dexamethasone for multiple myeloma patients who have received at least one prior therapy; and THALOMID(R) (thalidomide), which gained FDA approval in May 2006 for treatment in combination with dexamethasone of newly diagnosed multiple myeloma patients and which is also approved in erythema nodosum leprosum, an inflammatory complication of leprosy. The sales growth of REVLIMID(R) and THALOMID(R) has enabled us to make substantial investments in research and development, which has advanced our broad portfolio of drug candidates in our product pipeline, including a pipeline of IMiD(R) compounds, which are proprietary to us and have demonstrated certain anti-proliferative immunomodulatory and other biologically important properties. We believe that the commercial potential of REVLIMID(R) and THALOMID(R), the depth of our product pipeline, near-term regulatory activities, new disease indications, geographic/international market expansion and clinical data reported both at major medical conferences and in peer-reviewed publications provide the catalysts for future growth.

We are dedicated to innovative research and development designed to bring new therapies to market. We are involved in research in several scientific areas that may deliver proprietary next-generation therapies, such as cellular signaling biology, immunomodulation and placental stem cell research. The therapies (drugs and cell therapies) we develop are designed to treat life-threatening diseases or chronic debilitating conditions where patients are poorly served by current therapies. Building on our growing knowledge of the biology underlying hematological and solid tumor cancers and immune-inflammatory diseases, we are investing in a range of innovative therapeutic programs that are investigating ways to target or treat chronically managed diseases by targeting multiple mechanisms at their source.

Our principal executive offices are located at 86 Morris Avenue, Summit, New Jersey 07901, and our telephone number is (908) 673-9000. Additional information regarding us is set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2006 and June 30, 2006 and our Current Reports on Form 8-K (which are incorporated by reference in this prospectus). See "Where You Can Find More Information" and "Incorporation by Reference."

RECENT EVENTS

Celgene reported net income of $20.4 million, or diluted earnings per share of $0.05 for the quarter ended September 30, 2006, including share-based employee compensation expense, compared to net income in the prior year period of $0.7 million, or diluted earnings per share of $0.00. Total revenue was $244.8 million for the quarter ended September 30, 2006, an increase of 89.1% over the same period in 2005 driven by REVLIMID(R) net sales of $101.3 million, aided by conversion of expanded access patients to paying patients and $5 million to $10 million of inventory build related to the introduction of the new 15 and 25 milligram capsules. THALOMID net sales were $108.4 million, an increase of 9.3% year-over-year. ALKERAN(R) net sales for the third quarter were $12.2 million in 2006 compared to $13.9 million in 2005. Revenue from Focalin(TM) and the Ritalin(R) family of drugs totaled $17.9 million for the third quarter of 2006 compared to $10.7 million over the same period last year.

For the nine-month period, total net product sales were $559.7 million, an increase of 76.6% over the same period in 2005. REVLIMID(R) sales for the nine-month period were $196.8 million. THALOMID(R) sales for the nine-month period of 2006 were $322.8 million compared to $282.0 million in 2005, an increase of 14.5% year-over-year. During the nine-month period of 2006, Celgene announced net income of $46.1 million or earnings per diluted share of $0.12, compared to net income of $59.7 million or earnings of $0.16 per diluted share in the first nine-months of last year.

Selling, general and administrative expenses were $89.6 million for the three-month period ended September 30, 2006, representing an increase of 90.9% compared to the year ago quarter. Selling, general and administrative expenses during the third quarter of 2006 included $20.1 million of shared-based compensation expense resulting from the application of Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment," effective January 1, 2006. Selling, general and administrative expenses also increased due to higher marketing and sales expenses related to REVLIMID(R) and THALOMID(R) product launch activities in the United States, and continued expansion of Celgene internationally.

Celgene reported $872.5 million in cash and marketable securities as of September 30, 2006, an increase of $148.2 million from December 31, 2005.

                                    RISK FACTORS

Investment in the offered securities involves risks. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risks of an investment in our company set forth below and under the captions "Item 1A. Risk Factors" and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, Part 1, Item 2. "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Quarterly Reports for the fiscal quarters ended March 31, 2006 and June 30, 2006 and our Current Reports on Form 8-K, as the same may be updated from time to time by our future filings with the SEC. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. Please also refer to the section below entitled "Forward-Looking Statements."

                             FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus and any accompanying prospectus supplement are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and are included, for example, in the discussions about:

-     our strategy;

-     new product discovery, development or product introduction;

-     product manufacturing;

-     product sales, royalties and contract revenues;

-     expenses and net income;

-     investment income;

-     capital investments;

-     clinical and regulatory activities;

-     our credit risk management;

-     our liquidity;

-     our asset/liability risk management; and

-     our operational and legal risks.

These and other forward-looking statements involve risks and uncertainties. Actual results may differ materially from those expressed or implied in those statements. You are cautioned not to unduly rely on the forward-looking statements contained in this prospectus and any accompanying prospectus supplement. Factors that could cause such differences include, but are not limited to, those risks and uncertainties discussed under the caption "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, Part 1, Item 2. "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Quarterly Reports for the fiscal quarters ended March 31, 2006 and June 30, 2006 and our Current Reports on Form 8-K, that are incorporated by reference in this prospectus.

                                  USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used for general corporate purposes, including, without limitation, further development of our clinical and pre-clinical programs, expansion of our international operations, capital expenditures, repayment of indebtedness and to meet working capital needs. We expect from time to time to evaluate the acquisition of businesses, products and technologies for which a portion of the net proceeds may be used. If net proceeds from a specific offering will be used to repay indebtedness, the applicable prospectus supplement will describe the relevant terms of the debt to be repaid. We will not receive proceeds from sales of securities by persons other than us except as may otherwise be stated in an applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our historical ratio of earnings to fixed charges, or deficiency of earnings, for the six months ended June 30, 2006 and each of the five most recent fiscal years (dollars in thousands):

                                  FISCAL YEARS ENDED DECEMBER 31,
                       Six Months
                         Ended
                      June 30, 2006     2005     2004   2003      2002    2001
                      -------------     ----     ----   ----      ----    ----
Ratio of earnings
to fixed charges (1)       15.8         10.3      7.4    6.1        --      --

Deficiency of earnings
available to cover
fixed charges (2)            --           --       --     --  $(91,590) $(4,136)

(1) For purposes of computing the ratio of earnings to fixed charges, earnings consist of the sum of our pretax income from continuing operations before loss from equity investees and fixed charges. Fixed charges consist of interest expense, amortization of debt discount and premium, capitalized interest and a portion of lease payments considered to represent an interest factor.

(2) There was a deficiency of earnings available to cover fixed charges for the years 2001 and 2002 because we incurred net losses in each of those years.

                          DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 575,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share, of which 520 shares have been designated Series A convertible preferred stock and 20,000 shares have been designated as Series B convertible preferred stock. As of November 1, 2006, there were 352,441,666 shares of common stock outstanding, no shares of Series A convertible preferred stock outstanding and no shares of Series B convertible preferred stock outstanding.

COMMON STOCK

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, and do not have cumulative voting rights. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefor, and subject to any preferential dividend rights of any then outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to any liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are, and any shares offered by us in this offering will be when issued and paid for, fully paid and non-assessable.

PREFERRED STOCK

Our board of directors has the authority, subject to certain restrictions, without further stockholder approval, to issue, at any time and from time to time, shares of preferred stock in one or more series. Each such series shall have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights, to the full extent now or hereafter permitted by the laws of the State of Delaware.

The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Such rights may include voting and conversion rights which could adversely affect the holders of the common stock. Satisfaction of any dividend or liquidation preferences of outstanding preferred stock would reduce the amount of funds available, if any, for the payment of dividends or liquidation amounts on common stock. Holders of preferred stock would typically be entitled to receive a preference payment.

SHAREHOLDER RIGHTS PLAN

Our board of directors has adopted a shareholder rights plan. The shareholder rights plan was adopted to give our board of directors increased power to negotiate in our best interests and to discourage appropriation of control of us at a price that is unfair to our stockholders. It is not intended to prevent fair offers for acquisition of control determined by our board of directors to be in the best interests of us and our stockholders, nor is it intended to prevent a person or group from obtaining representation on or control of our board of directors through a proxy contest, or to relieve our board of directors of its fiduciary duty to consider any proposal for our acquisition made in good faith.

The shareholder rights plan involves the distribution of one "right" as a dividend on each outstanding share of our common stock to all holders of record on September 26, 1996, and an ongoing distribution of one right with respect to each share of our common stock issued subsequently. Each right shall entitle the holder to purchase one-tenth of a share of common stock. The rights trade in tandem with the common stock until, and become exercisable upon, the occurrence of certain triggering events, and the exercise price is based on the estimated long-term value of our common stock. The exercise of these rights becomes economically attractive upon the triggering of certain "flip-in" or "flip-over" rights which work in conjunction with the shareholder rights plan's basic provisions. The flip-in rights will permit their holders to purchase shares of common stock at a discounted rate, resulting in substantial dilution of an acquiror's voting and economic interests in us. The flip-over element of the shareholder rights plan involves some mergers or significant asset purchases, which trigger certain rights to purchase shares of the acquiring or surviving company at a discount. The shareholder rights plan contains a "permitted offer" exception which allows offers determined by our board of directors to be in our best interests and our stockholders to take place free of the diluting effects of the shareholder rights plan's mechanisms.

Our board of directors retains the right, at all times prior to acquisition of 15% or more of our voting common stock by an acquiror, to discontinue the shareholder rights plan through the redemption of all rights, or to amend the shareholder rights plan in any respect. In February, 2000, we amended the shareholder rights plan to increase the initial exercise price thereunder from $100 to $700. In August 2003, we amended the shareholder rights plan to provide that a qualified institutional investor (as defined in the amendment) will not trigger any rights under the plan until it beneficially owns at least 17% of the shares of our outstanding common stock, rather than 15%.

DELAWARE LAW AND SOME BY-LAW PROVISIONS

Our board of directors has adopted certain amendments to our by-laws intended to strengthen our board of directors' position in the event of a hostile takeover attempt. These by-law provisions have the following effects:

o they provide that only persons who are nominated in accordance with the procedures set forth in the by-laws shall be eligible for election as our directors, except as may be otherwise provided in the by-laws;

o they provide that only business brought before the annual meeting by our board of directors or by a stockholder who complies with the procedures set forth in the by-laws may be transacted at an annual meeting of stockholders;

o they provide that only the chairman of the board, if any, the chief executive officer, the president, the secretary or a majority of our board of directors may call special meetings of our stockholders;

o they establish a procedure for our board of directors to fix the record date whenever stockholder action by written consent is undertaken; and

o they require a vote of holders of two-thirds of the outstanding shares of common stock to amend certain by-law provisions.

Furthermore, we are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the corporation's voting stock.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company. It is located at 59 Maiden Lane, New York, NY 10038, and its telephone number is (718) 921-8200.

                         DESCRIPTION OF DEBT SECURITIES

This prospectus may be used for an offering of any combination of our senior debt securities or subordinated debt securities. Debt securities, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities. Senior debt securities and subordinated debt securities will be issued under separate indentures between us, as issuer, and The Bank of New York as trustee. Further information regarding the trustee may be provided in the applicable prospectus supplement. The form of each type of indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indentures are substantially identical except for the subordination provisions described below under "Subordinated Debt Securities." Particular debt securities will be issued in one or more series, the terms of which will be part of a supplemental indenture that will be filed by us with the SEC in connection with a particular offering. Where we refer to either indenture below, we mean the indenture as well as any applicable supplemental indenture.

The applicable prospectus supplement will describe the particular terms of any debt securities that may be offered and may supplement the terms summarized below. The following summaries of the debt securities and the indentures are not complete. We urge you to read the indentures filed as exhibits to the registration statement which includes this prospectus and the description of the additional terms of the debt securities included in the applicable prospectus supplement. All capitalized terms in the following summaries have the meanings specified in the indentures.

GENERAL

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

We are not limited as to the amount of debt securities we may issue under the indentures. The prospectus supplement will set forth:

-     whether the debt securities will be senior or subordinated,

-     the offering price,

-     the title,

-     any limit on the aggregate principal amount,

- the person who shall be entitled to receive interest, if other than the record holder on the record date,

-     the date the principal will be payable,

- the interest rate, if any, the date interest will accrue, the interest payment dates and the regular record dates,

-     the place where payments may be made,

-     any mandatory or optional redemption provisions,

- any obligation to redeem or purchase the debt securities pursuant to a sinking fund,

- if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula,

- conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto,

- if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency,

- the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount,

- if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount which will be deemed to be the principal amount,

- any defeasance provisions if different from those described below under "Satisfaction and Discharge; Defeasance,"

-     any conversion or exchange provisions,

- whether the debt securities will be issuable in the form of a global security,

- any subordination provisions, if different than those described below under "Subordinated Debt Securities,"

- any deletions of, or changes or additions to, the events of default or covenants, and

-     any other specific terms of such debt securities.

Unless otherwise specified in a prospectus supplement:

-     the debt securities will be registered debt securities, and

- registered debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or an integral multiple of $1,000.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates.

EXCHANGE AND TRANSFER

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of debt securities of any series, we will not be required to:

- issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing, or

- register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in a prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

GLOBAL SECURITIES

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

- be registered in the name of a depositary that we will identify in a prospectus supplement,

-     be deposited with the depositary or nominee or custodian, and

-     bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

- the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary,

-     an event of default is continuing, or

-     any other circumstances described in a prospectus supplement.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

- will not be entitled to have the debt securities registered in their names,

- will not be entitled to physical delivery of certificated debt securities, and

- will not be considered to be holders of those debt securities under the indentures.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as "participants." Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants' interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary.

The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary's or any participant's records with respect to beneficial interests in a global security.

PAYMENT AND PAYING AGENTS

The provisions of this paragraph will apply to the debt securities unless otherwise indicated in a prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The corporate trust office will be designated as our sole paying agent.

We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

REDEMPTION

We may reserve the right to redeem and pay, or may covenant to redeem and pay, the debt securities of any series or any part thereof prior to the stated maturity at such time and on such terms as provided for in the debt securities. The provisions described herein will apply to any optional and mandatory redemption of debt securities unless otherwise indicated in a prospectus supplement.

If less than all of the debt securities of a series are to be redeemed, the trustee will select the securities of the series to be redeemed in a manner that the trustee deems fair and appropriate, in denominations larger than $1,000. We will mail a notice of redemption at least 30 days but not more than 60 days before the redemption date by first-class mail to each holder whose debt securities are to be redeemed. The notice will identify the debt securities to be redeemed and will state:

-     the redemption date;

-     the redemption price;

-     the name and address of the paying agent;

- that the debt securities called for redemption must be surrendered to the paying agent to collect the redemption price;

- that interest on the debt securities called for redemption ceases to accrue on and after the redemption date; and

-     any other required information.

Once the notice of redemption is mailed, the debt securities called for redemption will become due and payable on the redemption date at the redemption price. The paying agent will pay the redemption price plus accrued interest to the redemption date to the holder of the redeemed debt securities upon surrender of such debt securities.

CONSOLIDATION, MERGER AND SALE OF ASSETS

We may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

- the successor, if any, is a U.S. corporation, limited liability company, partnership, trust or other entity,

- the successor assumes our obligations on the debt securities and under the indenture,

- immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing, and

-     certain other conditions are met.

EVENTS OF DEFAULT

Unless we inform you otherwise in a prospectus supplement, the indenture will define an event of default with respect to any series of debt securities as one or more of the following events:

(1) failure to pay principal of or any premium on any debt security of that series when due,

(2) failure to pay any interest on any debt security of that series for 30 days when due,

(3)   failure to deposit any sinking fund payment when due,

(4) failure to perform any other covenant in the indenture continued for 60 days after being given the notice required in the indenture,

(5)   our bankruptcy, insolvency or reorganization, and

(6)   any other event of default specified in a prospectus supplement.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities. If an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately.

If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under "Subordinated Debt Securities."

After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1) the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series,

(2) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding, and

(3) the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security without following the procedures listed in
(1) through (3) above.

We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the indenture and, if so, specifying all known defaults.

MODIFICATION AND WAIVER

We and the trustee may make modifications and amendments to the indentures with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

-     change the stated maturity of any debt security,

-     reduce the principal, premium, if any, or interest on any debt security,

- reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity,

-     reduce the rate of interest on any debt security,

-     change the currency in which any debt security is payable,

- impair the right to enforce any payment after the stated maturity or redemption date,

- waive any default or event of default in payment of the principal of, premium or interest on any debt security,

- waive a redemption payment or modify any of the redemption provisions of any debt security,

-     adversely affect the right to convert any debt security, or

- change the provisions in the indenture that relate to modifying or amending the indenture.

SATISFACTION AND DISCHARGE; DEFEASANCE

We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect:

- to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding, and/or

- to be released from our obligations under the following covenants and from the consequences of an event of default resulting from a breach of these covenants:

      (1)   the subordination provisions under the subordinated indenture, and

      (2) covenants as to payment of taxes and maintenance of corporate existence.

To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the action.

If any of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

NOTICES

Notices to holders will be given by mail to the addresses of the holders in the security register.

GOVERNING LAW

The indentures and the debt securities will be governed by, and construed under, the law of the State of New York.

REGARDING THE TRUSTEE

The indenture limits the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.

SUBORDINATED DEBT SECURITIES

Payment on the subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all our senior indebtedness.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness. In the event of any acceleration of the subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of the subordinated debt securities is accelerated because of an event of default.

We may not make any payment on the subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:

- a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace (called a "payment default"), or

- a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives a notice of such default (called a "payment blockage notice") from us or any other person permitted to give such notice under the indenture (called a "non-payment default").

We may resume payments and distributions on the subordinated debt securities:

- in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist, and

- in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived or ceases to exist and 179 days after the date on which the payment blockage notice is received by the trustee, if the maturity of the designated senior indebtedness has not been accelerated.

No new period of payment blockage may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments of principal, premium and interest, including any liquidated damages, on the debt securities that have come due have been paid in full in cash. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any later payment blockage notice unless the non-payment default is based upon facts or events arising after the date of delivery of such payment blockage notice.

If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions on the subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

As of the date of this prospectus, no senior indebtedness was outstanding. We are not prohibited from incurring debt, including senior indebtedness, under the indenture. We may from time to time incur additional debt, including senior indebtedness.

We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the subordinated debt securities. The trustee's claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

CONVERSION OR EXCHANGE RIGHTS

Debt securities may be convertible into or exchangeable for shares of our common stock. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

-     the conversion or exchange price,

-     the conversion or exchange period,

- provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange,

-     events requiring adjustment to the conversion or exchange price,

- provisions affecting conversion or exchange in the event of our redemption of the debt securities, and

-     any anti-dilution provisions, if applicable.

NO INDIVIDUAL LIABILITY OF STOCKHOLDERS, OFFICERS OR DIRECTORS

The indentures provide that none of our past, present or future stockholders, officers or directors, or stockholders, officers or directors of any successor corporation, in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the applicable indenture.

NO CHANGE IN CONTROL PUT OPTIONS

The indentures do not provide that debt securities may be put to us at the option of the debtholder in the event of a change in control, highly leveraged transaction or other events. If we decide subsequently to provide such put options, an appropriate disclosure will be provided by prospectus supplement, including whether we maintain other indebtedness with similar features and the potential difficulties, if any, in meeting such simultaneous obligations.

NO SECURED INDEBTEDNESS

As of the date of this prospectus, we have no secured indebtedness, and none of our subsidiaries have any outstanding indebtedness. An appropriate disclosure will be provided by prospectus supplement to disclose any subsequent change in the foregoing.

                                PLAN OF DISTRIBUTION

We or any selling securityholder may offer and sell the offered securities on a delayed or continuous basis through agents, underwriters or dealers, directly to one or more purchasers, through a combination of any of these methods of sale, or in any other manner, as provided in the applicable prospectus supplement.

We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements to or through one or more underwriters or dealers or we may sell the securities to investors directly or through agents. Each prospectus supplement, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities and the net proceeds we will receive from such sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of these securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents.

Shares may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the types of transactions involved.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of these securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of any underwriters to purchase any of these securities will be subject to certain conditions precedent.

In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

The underwriters in an offering of securities may also create a "short position" for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose "penalty bids" under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

Any underwriters or agents to or through which securities are sold by us may make a market in the securities, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

Any lockup arrangements will be set forth in a prospectus supplement.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.

                                   LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for Celgene Corporation by Proskauer Rose LLP, New York, New York and for any underwriters or agents by counsel named in the applicable prospectus supplement.

                                      EXPERTS

The consolidated financial statements and schedule of Celgene Corporation and subsidiaries as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The statements that relate to U.S. patent rights licensed from The Rockefeller University and Children's Medical Center Corporation under the caption "Item 1A. Risk Factors--We may not be able to protect our intellectual property and our products may be subject to generic competition" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and that have been incorporated by reference herein this prospectus, have been reviewed and approved by Jones Day LLP as our special patent counsel for these matters, and are included herein in reliance upon their review and approval as our patent counsel.

With the exception of the statements regarding stem cell related activities, the statements describing legal and regulatory requirements under the caption "Item 1A. Risk Factors-The pharmaceutical industry is subject to extensive government regulation which presents numerous risks to us" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and that have been incorporated by reference in this prospectus, have been reviewed and, assuming the accuracy of the factual statements made, approved by Kleinfeld, Kaplan & Becker, as experts in such matters, and are included herein in reliance upon such review and approval.

The statements that relate to trademarks under the caption "Item 1A. Risk Factors--We may not be able to protect our intellectual property and our products may be subject to generic competition" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and that have been incorporated by reference in this prospectus, have been reviewed by Cozen O'Connor as our special trademarks counsel for these matters and are included herein in reliance upon such review and approval.

                        WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the Public Reference Room by calling the SEC for more information at 1-800-SEC-0330. Our SEC filings are also available at the SEC's web site at http://www.sec.gov.

Our common stock is listed on the NASDAQ Global Select Market under the symbol "CELG"and we are required to file reports, proxy statements and other information with NASDAQ. You may read any document we file with NASDAQ at the offices of the NASDAQ Stock Market, Inc. For further information about obtaining copies of our public filings from the NASDAQ Global Select Market, please call
(212) 401-8700.

                             INCORPORATION BY REFERENCE

The SEC's rules allow us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and, where applicable, supersede any information.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

1.    Our Annual Report on Form 10-K for the fiscal year ended December 31,
      2005;

2. Our Quarterly Reports on Form 10-Q for fiscal quarters ended March 31, 2006 and June 30, 2006;

3. Our Current Reports on Form 8-K filed with the SEC on January 3, 2006, January 20, 2006, February 21, 2006, April 20, 2006, May 3, 2006, May 26,
      2006, June 23, 2006, June 30, 2006 and November 3, 2006.

4. The description of our common stock contained in our Registration Statement on Form 8-A, File No. 0-16132, including any amendment or report filed for the purpose of updating such description;

5. All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering.

You may request a copy of these filings, at no cost, by writing or telephoning our Secretary at the following address:

            Celgene Corporation
            86 Morris Avenue
            Summit, NJ 07901
            (908) 673-9000

                                     PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

An estimate (other than the SEC registration fee) of the fees and expenses of issuance and distribution (other than discounts and commissions) of the securities offered hereby (all of which will be paid by Celgene Corporation ("Celgene") is as follows:

SEC registration fee..........................................   $-0-*
Trustee's fees and expenses...................................   $   5,000
Legal fees and expenses.......................................   $ 200,000
Accounting fees and expenses..................................   $ 235,000
Printing costs................................................   $  21,000
Miscellaneous ................................................   $   5,000
                    Total.....................................   $ 461,000

*Deferred in accordance with Rules 456(b) and 457(r). In addition $119,500 has already been paid with respect to $500,000,000 aggregate initial offering of securities that were previously registered pursuant to Registration Statement No. 333-75636, and were not sold thereunder.

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The General Corporation Law of the State of Delaware ("DGCL") permits Celgene and its stockholders to limit directors' exposure to liability for certain breaches of the directors' fiduciary duty, either in a suit on behalf of Celgene or in an action by stockholders of Celgene.

The Certificate of Incorporation of Celgene (the "Charter") eliminates the liability of directors to stockholders or Celgene for monetary damages arising out of the directors' breach of their fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Celgene or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

The Charter also requires Celgene to indemnify its directors, officers, incorporators, employees and agents with respect to certain costs, expenses and amounts incurred in connection with an action, suit or proceeding by reason of the fact that such person was serving as a director, officer, incorporator, employee or agent of Celgene. In addition, the Charter permits Celgene to provide additional indemnification rights to its officers and directors and to indemnify them to the greatest extent possible under the DGCL. Celgene has entered into indemnification agreements with each of its directors and certain officers and intends to enter into indemnification agreements with its future directors and certain of its future officers. Pursuant to such indemnification agreements, Celgene has agreed to indemnify the officers and directors against certain liabilities, including liabilities arising out of the offering made by this Registration Statement.

Celgene maintains a standard form of officers' and directors' liability insurance policy which provides coverage to the officers and directors of Celgene for certain liabilities, including certain liabilities which may arise out of this Registration Statement.

ITEM 16.    EXHIBITS.

The exhibits listed in the Exhibit Index are filed as part of this Registration Statement.

Exhibit
Number   Description
------   -----------

   1.1   Form of Underwriting Agreement (1)

   4.1   Form of Indenture for Senior Debt Securities*

   4.2   Form of Indenture for Subordinated Debt Securities*

   4.3 Specimen of certificate representing common stock, par value $.01 per share*

   4.4   Registration Rights Agreement (1)

   4.5   Form of Convertible Note (incorporated by reference to Exhibit 4.1)

   5.1   Opinion of Proskauer Rose LLP*

  12.1   Statement Regarding Computation of Ratios*

  23.1   Consent of KPMG LLP*

  23.2   Consent of Jones Day*

  23.3   Consent of Kleinfeld, Kaplan & Becker*

  23.4   Consent of Cozen O'Connor*

  23.5   Consent of Proskauer Rose LLP (included in Exhibit 5.1)*

  24.1   Power of Attorney (included in Signature Page)*

  25.1   Statement of Eligibility of Trustee on Form T-1 for Senior Indenture*

  25.2   Statement of Eligibility of Trustee on Form T-1 for Subordinate
         Indenture*

 *  Filed herewith

(1) To be filed by amendment or incorporated by reference in connection with the offering of offered securities.

ITEM 17.          UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

         (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

         (B) Each prospectus required to be filed pursuant to Rule 424(b)(2),
(b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

         (i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

         (ii) any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

         (iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

         (iv) any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Summit, State of New Jersey on November 3, 2006.

                                          CELGENE CORPORATION


                                          By: /s/ Sol J. Barer
                                             ---------------------------------
                                             Sol J. Barer
                                             Chief Executive Officer



      KNOW ALL MEN BY THESE PRESENTS, that each person or entity whose signature appears below constitutes and appoints Sol J. Barer and Robert J. Hugin, and each of them, its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for it and in its name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the persons whose signatures appear below on November 3, 2006 which persons have signed such Registration Statement in the capacities indicated:

Signature                        Title
---------                        -----

/s/ John W. Jackson              Executive Chairman of the Board
-----------------------------
John W. Jackson

/s/ Sol J. Barer                 Chief Executive Officer, Director
-----------------------------    (Principal Executive Officer)
Sol J. Barer

/s/ Robert J. Hugin              President, Chief Operating Officer,
-----------------------------    Chief Financial Officer, Director
Robert J. Hugin                  (Principal Accounting and Financial
                                 Officer)

/s/ Jack L. Bowman               Director
-----------------------------
Jack L. Bowman

/s/ Michael D. Casey             Director
-----------------------------
Michael D. Casey

/s/ Rodman L. Drake              Director
-----------------------------
Rodman L. Drake

/s/ Arthur Hull Hayes, Jr.       Director
-----------------------------
Arthur Hull Hayes, Jr.

/s/ Gilla Kaplan                 Director
-----------------------------
Gilla Kaplan

/s/ Richard C. E. Morgan         Director
-----------------------------
Richard C. E. Morgan

/s/ Walter L. Robb               Director
-----------------------------
Walter L. Robb

                                INDEX TO EXHIBITS

     1.1    Form of Underwriting Agreement (1)

     4.1    Form of Indenture for Senior Debt Securities*

     4.2    Form of Indenture for Subordinated Debt Securities*

     4.3 Specimen of certificate representing common stock, par value $.01 per share*

     4.4    Registration Rights Agreement (1)

     4.5    Form of Convertible Note (incorporated by reference to Exhibit 4.1)

     5.1    Opinion of Proskauer Rose LLP*

    12.1    Statement Regarding Computation of Ratios*

    23.1    Consent of KPMG LLP*

    23.2    Consent of Jones Day*

    23.3    Consent of Kleinfeld, Kaplan & Becker*

    23.4    Consent of Cozen O'Connor*

    23.5    Consent of Proskauer Rose LLP (included in Exhibit 5.1)*

    24.1    Power of Attorney (included in Signature Page)*

    25.1    Statement of Eligibility of Trustee on Form T-1 for Senior
            Indenture*

    25.2 Statement of Eligibility of Trustee on Form T-1 for Subordinate Indenture*

*  Filed herewith

(1) To be filed by amendment or incorporated by reference in connection with the offering of offered securities.